AGREEMENT AND PLAN OF
REORGANIZATION

	THIS AGREEMENT AND PLAN OF
REORGANIZATION ("Agreement") is made as of this 7th day of June, 2010, by and among Eaton Vance Growth Trust
(the "Trust"), a Massachusetts business trust, on behalf of its series Eaton Vance Global Growth Fund ("Global Growth
Fund") and Eaton Vance Multi-Cap Growth Fund ("Multi-Cap
Growth Fund") and Global Growth Portfolio, Global Growth
Fund's master portfolio and Multi-Cap Growth Portfolio,
Multi-Cap Fund's master portfolio.

WITNESSETH
	WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940
Act") as an open-end management investment company authorized to issue an unlimited number of shares of beneficial interest without par value in one or more series
(such as Global Growth Fund and Multi-Cap Growth Fund), and the Trustees of the Trust have divided the shares of Global Growth Fund into Class A, Class B and Class C shares ("Global Growth Fund Shares") and Multi-Cap
Growth Fund into Class A, Class B and Class C shares
("Multi-Cap Growth Fund Shares");

	WHEREAS, the Trust desires to provide for the reorganization of Global Growth Fund through the acquisition by Multi-Cap Growth Fund of substantially all of the assets of Global Growth Fund in exchange for Multi-Cap
Growth Fund Shares in the manner set forth herein;

	WHEREAS, Global Growth Fund currently invests all of its assets in Global Growth Portfolio, a Massachusetts trust registered under the 1940 Act as an open-end management investment company which is proposed to be dissolved upon consummation of the reorganization contemplated herein, and Multi-Cap Growth Fund currently invests all of its assets in Multi-Cap Growth Portfolio, a Massachusetts trust registered under the 1940 Act as an open-end management investment company;

	WHEREAS, it is intended that the reorganization described in this Agreement shall be a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code");

	NOW, THEREFORE, in consideration of the
mutual promises herein contained, the parties hereto agree as follows:

1.	Definitions

	1.1	The term "1933 Act" shall mean the
Securities Act of 1933, as amended.

1.2	The term "1934 Act" shall mean the
Securities Exchange Act of 1934, as amended.

	1.3	The term "Agreement" shall mean this
Agreement and Plan of Reorganization.

	1.4	The term "Assumed Liabilities" shall
mean all liabilities, expenses, costs,
charges and receivables of Global
Growth Fund as of the Close of Trading
on the New York Stock Exchange on the
Valuation Date.

1.5	The term "Business Day" shall mean any
day that the New York Stock Exchange
is open.

1.6	The term "Close of Trading on the
NYSE" shall mean the close of regular
trading on the New York Stock
Exchange, which is usually 4:00 p.m.
Eastern time.

	1.7	The term "Closing" shall mean the
closing of the transaction contemplated
by this Agreement.

	1.8	The term "Closing Date" shall mean
November 5, 2010, provided all
necessary approvals have been
received, or such other date as may be
agreed by the parties on which the
Closing is to take place.

	1.9	The term "Commission" shall mean the
Securities and Exchange Commission.

	1.10	The term "Custodian" shall mean State
Street Bank and Trust Company.

	1.11	The term "Delivery Date" shall mean the
date contemplated by Section 3.3 of this Agreement.

1.12	The term "Trust N-14" shall mean the
Trust's registration statement on Form
N-14, including a Proxy
Statement/Prospectus as may be
amended, that describes the
transactions contemplated by this
Agreement and registers the Multi-Cap
Growth Fund Shares to be issued in
connection with this transaction.

1.13	The term "Global Growth Fund N-1A"
shall mean the registration
statement, as amended, on Form N-1A
of the Trust with respect to Global
Growth Fund in effect on the date
hereof or on the Closing Date, as the
context may require.

	1.14	The term "NYSE" shall mean the New
York Stock Exchange.

	1.15	The term "Portfolio N-1As" shall mean
the registration statement, as amended,
on Form N-1A of the Portfolios in effect on the date hereof or on the Closing
Date, as the context may require.

	1.16	The term "Proxy Statement" shall mean
the Proxy Statement/Prospectus
furnished to the Global Growth Fund
shareholders in connection with this
transaction.

	1.17	The term "Securities List" shall mean the
list of those securities and other assets owned by the Trust, on behalf of Global
Growth Fund, on the Delivery Date.

	1.18	The term "Multi-Cap Growth Fund N-
1A" shall mean the registration
statement, as amended, on Form N-1A
of the Trust with respect to Multi-Cap
Growth Fund in effect on the date
hereof or on the Closing Date, as the
context may require.

	1.19	The term "Valuation Date" shall mean
the day of the Closing Date.

2.	Transfer and Exchange of Assets

	2.1	Reorganization of Global Growth Fund.
At the Closing, subject to the requisite approval of the Global Growth Fund's shareholders and the terms and conditions set forth herein, the Trust shall transfer all of the assets of Global
Growth Fund and assign all Assumed
Liabilities to Multi-Cap Growth Fund,
and Multi-Cap Growth Fund shall
acquire such assets and shall assume
such Assumed Liabilities upon delivery
by Multi-Cap Growth Fund to Global
Growth Fund on the Closing Date of
Class A, Class B and Class C Multi-Cap
Growth Fund Shares (including, if
applicable, fractional shares) having an aggregate net asset value equal to the value of the assets so transferred, assigned and delivered, less the
Assumed Liabilities, all determined and
adjusted as provided in Section 2.2.
Upon delivery of the assets, Multi-Cap
Growth Fund will receive good and
marketable title thereto free and clear of all liens.

	2.2	Computation of Net Asset Value.  The
net asset value per share of the Multi-
Cap Growth Fund Shares and the net
value of the assets of Global Growth
Fund subject to this Agreement shall, in each case, be determined as of the Close of Trading on the NYSE on the Valuation Date, after the declaration and payment of any dividend on that date.
The net asset value of the Multi-Cap
Growth Fund Shares shall be computed
in the manner set forth in the Multi-Cap
Growth Fund Form N-1A.  In
determining the value of the securities
transferred by Global Growth Fund to
Multi-Cap Growth Fund, such assets
shall be priced in accordance with the
policies and procedures described in the Multi-Cap Growth Fund N-1A.

3.	Closing Date, Valuation Date and Delivery

	3.1	Closing Date.  The Closing shall be at
the offices of Eaton Vance Management,
Two International Place, Boston, MA
02110 immediately prior to the opening
of Eaton Vance's business on the
Closing Date.  All acts taking place at
Closing shall be deemed to take place
simultaneously as of 9:00 a.m. Eastern
time on the Closing Date unless
otherwise agreed in writing by the
parties.

3.2	Valuation Date.  Pursuant to Section 2.2,
the net value of the assets of Global
Growth Fund and the net asset value
per share of Multi-Cap Growth Fund
shall be determined as of the Close of
Trading on the NYSE on the Valuation
Date, after the declaration and payment
of any dividend on that date. The stock transfer books of the Trust with respect to Global Growth Fund will be permanently closed, and sales of Global
Growth Fund Shares shall be
suspended, as of the close of business
of the Trust on the Valuation Date.
Redemption requests thereafter
received by the Trust with respect to
Global Growth Fund shall be deemed to
be redemption requests for Multi-Cap
Growth Fund Shares to be distributed to
shareholders of Global Growth Fund
under this Agreement provided that the
transactions contemplated by this
Agreement are consummated.

		In the event that trading on the NYSE or
on another exchange or market on
which securities held by the Global
Growth Fund are traded shall be
disrupted on the Valuation Date so that,
in the judgment of the Trust, accurate
appraisal of the net assets of Global
Growth Fund to be transferred
hereunder or the assets of Multi-Cap
Growth Fund is impracticable, the
Valuation Date shall be postponed until
the first Business Day after the day on
which trading on such exchange or in
such market shall, in the judgment of the
Trust, have been resumed without
disruption.  In such event, the Closing
Date shall be postponed until one
Business Day after the Valuation Date.
	3.3	Delivery of Assets.  After the close of
business on the Valuation Date, the
Trust shall issue instructions providing for the delivery of all of its assets held on behalf of Global Growth Fund to the Custodian to be held for the account of Multi-Cap Growth Fund, effective as of the Closing. Multi-Cap Growth Fund may inspect such securities at the offices of the Custodian prior to the Valuation
Date.

4.	Global Growth Fund Distributions and Termination

4.1	As soon as reasonably practicable after
the Closing Date, the Trust shall pay or make provisions for the payment of all of the debts and taxes of Global Growth
Fund and distribute all remaining assets, if any, to shareholders of Global Growth
Fund, and Global Growth Fund shall
thereafter be terminated under
Massachusetts law.
	At, or as soon as may be practicable
following the Closing Date, the Trust on behalf of Global Growth Fund shall distribute the Class A, Class B and Class
C Multi-Cap Growth Fund Shares it
received from the Multi-Cap Growth
Fund to the shareholders of the Global
Growth Fund and shall instruct Multi-
Cap Growth Fund as to the amount of
the pro rata interest of each of Global
Growth Fund's shareholders as of the
close of business on the Valuation Date
(such shareholders to be certified as
such by the transfer agent for the
Trust), to be registered on the books of Multi-Cap Growth Fund, in full and fractional Multi-Cap Growth Fund
Shares, in the name of each such
shareholder, and Multi-Cap Growth
Fund agrees promptly to transfer the
Multi-Cap Growth Fund Shares then
credited to the account of Global Growth
Fund on the books of Multi-Cap Growth
Fund to open accounts on the share
records of Multi-Cap Growth Fund in the
names of Global Growth Fund
shareholders in accordance with said
instruction.  Each Global Growth Fund
shareholder shall receive shares of the
corresponding class of Multi-Cap
Growth Fund to the class of Global
Growth Fund held by such shareholder.
All issued and outstanding Global
Growth Fund Shares shall thereupon be
canceled on the books of the Trust.
Multi-Cap Growth Fund shall have no
obligation to inquire as to the
correctness of any such instruction, but shall, in each case, assume that such instruction is valid, proper and correct.

5.	Global Growth Fund Securities

	On the Delivery Date, Global Growth Portfolio on behalf of Global Growth Fund shall deliver the Securities List and tax records. Such records shall be made available to Multi-Cap Growth Fund prior to the Closing Date for inspection by the Treasurer
(or his or her designee). Notwithstanding the foregoing, it is expressly understood that Global
Growth Fund may hereafter until the close of business on the Valuation Date sell any securities owned by it in the ordinary course of its business as a series of an open-end, management investment company.

6.	Liabilities and Expenses

	Multi-Cap Growth Fund shall acquire all liabilities of Global Growth Fund, whether known or unknown, or contingent or determined. The Trust will discharge all known liabilities of Global Growth
Fund, so far as may be possible, prior to the Closing Date. Global Growth Fund shall bear the expenses of carrying out this Agreement.

7.	Global Growth Portfolio and Multi-Cap Growth
Portfolio Representations and Warranties
Each Portfolio hereby represents, warrants and
agrees as follows:
7.1	Legal Existence.  Global Growth
Portfolio and Multi-Cap Growth Portfolio
are trusts duly organized and validly
existing under the laws of the State of
Massachusetts.
7.2	Registration under 1940 Act.  Global
Growth Portfolio and Multi-Cap Growth
Portfolio are duly registered with the
Commission as a closed-end investment
company under the 1940 Act and such
registration is in full force and effect.
7.3	Financial Statements.  The statement of
assets and liabilities, schedule of
portfolio investments and related
statements of operations and changes in
net assets of Global Growth Portfolio
and Multi-Cap Growth Portfolio dated
August 31, 2009 and February 28, 2010
fairly present its financial condition as of
said date in conformity with generally
accepted accounting principles.
7.4	No Material Events.  There are no legal,
administrative or other proceedings
pending, or to its knowledge, threatened
against Global Growth Portfolio and
Multi-Cap Growth Portfolio that would
materially affect its financial condition.
7.5	Requisite Approvals.  The execution and
delivery of this Agreement and the
consummation of the transactions
contemplated herein have been
authorized by the Portfolio's Board of
Trustees by vote taken at a meeting of
such Board duly called and held on June
7, 2010.
7.6	No Material Violations.  Global Growth
Portfolio and Multi-Cap Growth Portfolio
are not, and the execution, delivery and
performance of this Agreement will not
result, in a material violation of any
provision of its Declaration of Trust or
By-Laws, as each may be amended, of
Global Growth Portfolio and Multi-Cap
Growth Portfolio or of any agreement,
indenture, instrument, contract, lease or
other undertaking to which it is a party
or by which it is bound.
7.7	Taxes and Related Filings.  Except
where failure to do so would not have a
material adverse effect on Global
Growth Portfolio and Multi-Cap Growth
Portfolio, Global Growth Portfolio and
Multi-Cap Growth Portfolio have filed
and will file or obtain valid extensions of
filing dates for all required federal, state
and local tax returns and reports for all
taxable years through and including its
current taxable year and no such filings
or reports are currently being audited or
contested by the Internal Revenue
Service or state or local taxing authority
and all federal, state and local income,
franchise, property, sales, employment
or other taxes or penalties payable have
been paid or will be paid, so far as due.
Global Growth Portfolio and Multi-Cap
Growth Portfolio are classified as
partnerships for federal tax purposes,
have qualified as such for each taxable
year of its operations, and will qualify as
such as of the Closing Date.
7.8	Good and Marketable Title.  On the
Closing Date, Global Growth Portfolio
and Multi-Cap Growth Portfolio are will
have good and marketable title to its
assets, free and clear of all liens,
mortgages, pledges, encumbrances,
charges, claims and equities
whatsoever, except as provided in the
Portfolio N-1As.
7.9	Books and Records.  Global Growth
Portfolio and Multi-Cap Growth Portfolio
has maintained all records required
under Section 31 of the 1940 Act and
rules thereunder.
 8.	Trust Representations and Warranties

	Growth Trust, on behalf of the Funds, hereby represents, warrants and agrees as follows:

	8.1	Legal Existence.  Growth Trust and
Growth Trust are each a business trust
duly organized and validly existing under the laws of the Commonwealth of Massachusetts. Global Growth Fund and Multi-Cap Growth Fund are validly existing series of Growth Trust. The
Trust is authorized to issue an unlimited number of shares of beneficial interest of Multi-Cap Growth Fund.

8.2	Registration under 1940 Act.  The Trust
is a duly registered as open-end
management investment companies
under the 1940 Act and such registration is in full force and effect.

8.3	Financial Statements.  The statement of
assets and liabilities and the schedule of portfolio investments and the related statements of operations and changes in net assets of Global Growth Fund and Multi-Cap Growth Fund dated August
31, 2009 and February 28, 2010, fairly
present the financial condition of Global
Growth Fund and Multi-Cap Growth
Fund as of said dates in conformity with generally accepted accounting principles.

	8.4	No Contingent Liabilities.  There are no
known contingent liabilities of Global
Growth Fund or Multi-Cap Growth Fund
not disclosed and there are no legal,
administrative or other proceedings
pending, or to the knowledge of the
Trust threatened, against Global Growth
Fund or Multi-Cap Growth Fund which
would materially affect its financial
condition.

8.5	Requisite Approvals.  The execution and
delivery of this Agreement and the
consummation of the transactions
contemplated herein, have been
authorized by the Board of Trustees of
the Trust by vote taken at a meeting of
such Board duly called and held on June
7, 2010.  No approval of the
shareholders of Multi-Cap Growth Fund
is required in connection with this
Agreement or the transaction
contemplated hereby.  The Agreement
has been executed and delivered by a
duly authorized officer of the Trust and is a valid and legally binding obligation of each of Global Growth Fund and Multi-
Cap Growth Fund enforceable in
accordance with its terms.

	8.6	No Material Violations.  The Trust is not,
and the execution, delivery and
performance of this Agreement will not
result, in a material violation of any
provision of its Declaration of Trust or By-Laws, as may be amended, of Growth Trust or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Trust is a party or by which it is bound.

	8.7	Taxes and Related Filings.  Except
where failure to do so would not have a
material adverse effect on Global
Growth Fund or Multi-Cap Growth
Fund, each of Global Growth Fund and
Multi-Cap Growth Fund has filed or will
file or obtain valid extensions of filing dates for all required federal, state and local tax returns and reports for all taxable years through and including its current taxable year and no such filings are currently being audited or contested by the Internal Revenue Service or state or local taxing authority and all federal, state and local income, franchise, property, sales, employment or other taxes or penalties payable pursuant to such returns have been paid or will be paid, so far as due. Each of Global
Growth Fund and Multi-Cap Growth
Fund has elected to be treated as a
"regulated investment company" for
federal tax purposes, has qualified as
such for each taxable year of its
operations and will qualify as such as of the Closing Date.

	8.8	Good and Marketable Title.  On the
Closing Date, Global Growth Fund will
have good and marketable title to its
assets, free and clear of all liens,
mortgages, pledges, encumbrances,
charges, claims and equities
whatsoever, and full right, power and
authority to sell, assign, transfer and
deliver such assets and shall deliver
such assets to Multi-Cap Growth Fund.
Upon delivery of such assets, Multi-Cap
Growth Fund will receive good and
marketable title to such assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, except as to adverse claims under Article 8 of the Uniform
Commercial Code of which Multi-Cap
Growth Fund has notice and necessary
documentation at or prior to the time of delivery.

	8.9	Multi-Cap Growth Fund N-1A Not
Misleading.  The Multi-Cap Growth
Fund N-1A conforms on the date of the
Agreement, and will conform on the
date of the Proxy Statement and the
Closing Date, in all material respects to the applicable requirements of the 1933
Act and the 1940 Act and the rules and
regulations of the Commission
thereunder and does not include any
untrue statement of a material fact or
omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

8.10	Proxy Statement.  The Proxy Statement
delivered to the Global Growth Fund
shareholders in connection with this
transaction (both at the time of delivery to such shareholders in connection with the meeting of shareholders and at all times subsequent thereto and including the Closing Date) in all material respects, conforms to the applicable requirements of the 1934 Act and the 1940 Act and the rules and regulations of the Commission thereunder, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make statements therein, in light of the circumstances under which they were made, not materially misleading.

	8.11	Books and Records.  Each of Global
Growth Fund and Multi-Cap Growth
Fund has maintained all records
required under Section 31 of the 1940
Act and rules thereunder.

9.	Conditions Precedent to Closing

	The obligations of the parties hereto shall be conditioned on the following:

	9.1	Representations and Warranties.  The
representations and warranties of the
parties made herein will be true and
correct as of the date of this Agreement and on the Closing Date.

9.2	Shareholder Approval.  The Agreement
and the transactions contemplated
herein shall have been approved by the
requisite vote of the holders of Global
Growth Fund Shares in accordance with
the 1940 Act and the Declaration of
Trust and By-Laws, each as amended,
of the Trust.

	9.3	Pending or Threatened Proceedings.
On the Closing Date, no action, suit or
other proceeding shall be threatened or
pending before any court or
governmental agency in which it is
sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

	9.4	Registration Statement.  The Trust N-14
shall have become effective under the
1933 Act; no stop orders suspending the
effectiveness of such Trust N-14 shall
have been issued; and, to the best
knowledge of the parties hereto, no
investigation or proceeding for that
purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act. The Proxy
Statement has been delivered to each
shareholder of record of the Global
Growth Fund as of August 19, 2010 in
accordance with the provisions of the
1934 Act and the rules thereunder.

	9.5	Declaration of Dividend.  The Trust shall
have declared a dividend or dividends
which, together with all previous such
dividends, shall have the effect of
distributing to Global Growth Fund
shareholders all of Global Growth
Fund's investment company taxable
income (as defined in Section 852 of the Code) (computed without regard to any deduction for dividends paid) for the final taxable period of Global Growth Fund, all of its net capital gain realized in the final taxable period of Global Growth
Fund (after reduction for any capital loss carryforward) and all of the excess of (i) its interest income excludable from gross income under Section 103(a) of the Code over (ii) its deductions disallowed under Sections 265 and 171(a)(2) of the Code for the final taxable period of Global Growth Fund.

	9.6	State Securities Laws.  The parties shall
have received all permits and other
authorizations necessary, if any, under
state securities laws to consummate the
transactions contemplated herein.

9.7	Performance of Covenants.  Each party
shall have performed and complied in all material respects with each of the agreements and covenants required by this Agreement to be performed or complied with by each such party prior to or at the Valuation Date and the Closing Date.

	9.8	Due Diligence.  Multi-Cap Growth Fund
and Multi-Cap Growth Portfolio shall
have had reasonable opportunity to
have its officers and agents review the
records of Global Growth Fund and
Global Growth Portfolio.

	9.9	No Material Adverse Change.  From the
date of this Agreement, through the
Closing Date, there shall not have been:

*	any change in the business,
results of operations, assets
or financial condition or the
manner of conducting the
business of Global Growth
Fund or Multi-Cap Growth
Fund (other than changes in
the ordinary course of its
business, including, without
limitation, dividends and
distributions in the ordinary
course and changes in the net
asset value per share) which
has had a material adverse
effect on such business,
results of operations, assets
or financial condition, except in
all instances as set forth in the
financial statements;

*	any loss (whether or not
covered by insurance)
suffered by Global Growth
Fund or Multi-Cap Growth
Fund materially and adversely
affecting of Global Growth
Fund or Multi-Cap Growth
Fund, other than depreciation
of securities;

*	issued by the Trust to any person any
option to purchase or other
right to acquire shares of any
class of Global Growth Fund
or Multi-Cap Growth Fund
Shares (other than in the
ordinary course of Growth
Trust's business as an open-
end management investment
company);

*	any indebtedness incurred by
Global Growth Fund or Multi-
Cap Growth Fund for
borrowed money or any
commitment to borrow money
entered into by Global Growth
Fund or Multi-Cap Growth
Fund except as permitted in
Global Growth Fund N-1A or
Multi-Cap Growth Fund N-1A
and disclosed in financial
statements required to be
provided under this
Agreement;

*	any amendment to the
Declaration of Trust or By-
Laws of the Trust that will
adversely affect the ability of
the Trust to comply with the
terms of this Agreement; or

*	any grant or imposition of any
lien, claim, charge or
encumbrance upon any asset
of Global Growth Fund except
as provided in Global Growth
Fund N-1A so long as it will
not prevent the Trust from
complying with Section 7.8.

	9.10	Lawful Sale of Shares.  On the Closing
Date, Multi-Cap Growth Fund Shares to
be issued pursuant to Section 2.1 of this Agreement will be duly authorized, duly and validly issued and outstanding, and fully paid and non-assessable by the Trust, and conform in all substantial respects to the description thereof contained in the Trust N-14 and Proxy
Statement furnished to the Global
Growth Fund shareholders and the
Multi-Cap Growth Fund Shares to be
issued pursuant to paragraph 2.1 of this Agreement will be duly registered under the 1933 Act by the Trust N-14 and will be offered and sold in compliance with all applicable state securities laws.

	9.11	Documentation and Other Actions.  The
Trust shall have executed such
documents and shall have taken such
other actions, if any, as reasonably
requested to fully effectuate the
transactions contemplated hereby.

10.	Addresses

	All notices required or permitted to be given under this Agreement shall be given in writing to Eaton
Vance Growth Trust, Two International Place,
Boston, MA  02110 (Attention:  Chief Legal
Officer), or at such other place as shall be specified in written notice given by either party to the other party to this Agreement and shall be validly given if mailed by first-class mail, postage prepaid.

11.	Termination

	This Agreement may be terminated by either party upon the giving of written notice to the other, if any of the representations, warranties or conditions specified in Sections 7 or 8 hereof have not been performed or do not exist on or before December
31, 2010. In the event of termination of this Agreement pursuant to this provision, neither party
(nor its officers, Trustees or shareholders) shall have any liability to the other.



12.	Miscellaneous

	This Agreement shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Massachusetts. The Trust represents that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein. The Trust represents that this Agreement constitutes the entire agreement between the parties as to the subject matter hereof. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This
Agreement shall be executed in any number of counterparts, each of which shall be deemed an original. Whenever used herein, the use of any gender shall include all genders. In the event that any provision of this Agreement is unenforceable at law or in equity, the remainder of the Agreement shall remain in full force and effect.

13.	Amendments

	At any time prior to or after approval of this Agreement by Global Growth Fund shareholders
(i) the parties hereto may, by written agreement and without shareholder approval, amend any of the provisions of this Agreement, and (ii) either party may waive without such approval any default by the other party or the failure to satisfy any of the conditions to its obligations (such waiver to be in writing); provided, however, that following shareholder approval, no such amendment may have the effect of changing the provisions for determining the number of Multi-Cap Growth
Fund Shares to be received by Global Growth
Fund shareholders under this Agreement to the detriment of such shareholders without their further approval. The failure of a party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach.

14.	Massachusetts Business Trust

	References in this Agreement to the Trust mean and refer to the Trustees from time to time serving under its Declarations of Trust on file with the Secretary of the Commonwealth of
Massachusetts, as the same may be amended from time to time, pursuant to which they conduct their businesses. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust as provided in said Declaration of Trust.
The execution and delivery of this Agreement has been authorized by the respective trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them but shall bind only the trust property of the Trust as provided in such Declaration of Trust. No series of the Trust shall be liable for the obligations of any other series.



	IN WITNESS WHEREOF, each of the parties
hereto has caused this Agreement to be executed by their officers thereunto duly authorized, as of the day and year first above written.

ATTEST:
	EATON VANCE GROWTH TRUST



/s/Maureen A. Gemma
	By:	/s/Duncan W. Richardson

Maureen A. Gemma, Secretary
	Duncan W. Richardson, Vice President



	GLOBAL GROWTH PORTFOLIO


/s/Maureen A. Gemma
	By:	/s/Barbara E. Campbell

Maureen A. Gemma, Secretary
	Barbara E. Campbell, Treasurer

	(For purposes of Section 7 only)



	MULTI-CAP GROWTH PORTFOLIO


/s/Maureen A. Gemma
	By:	/s/Barbara E. Campbell

Maureen A. Gemma, Secretary
	Barbara E. Campbell, Treasurer

	(For purposes of Section 7 only)